Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of Equity Investor Fund, Concept Series, Real Estate Income Fund--3, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-66087 of our opinion dated November 22, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 8, 1999